CERTIFICATE OF INCORPORATION

                                       Of

                          EMPIRE SPECIALTY FOODS, INC.

               (Under Section 402 of the Business Corporation Law)


                  The undersigned, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:
                  1. The name of the corporation is EMPIRE SPECIALTY FOODS, INC. (the "Corporation").
                  2. The purpose for which the Corporation is formed is as follows:
         To engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of the State of New York as in effect from time to time; provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval being obtained as required.

                  3. The office of the Corporation in the State of New York is to be located in the County of New York.
                  4. The aggregate number of shares which the Corporation shall have authority to issue is 1,000, of which 500 shares, par value $1.00 per share shall be designated Series A Common and 500 shares, par value $1.00 per share shall be designated Series B Common.
                           Except as otherwise provided by law, the entire
voting power for the election of
directors and for all other purposes shall be vested exclusively in the holders of the Series A Common shares and the holders of the Series B Common shares shall not be entitled to vote. In all other respects the Series A Common shares and the Series B Common shares shall be identical.
                  5. No holder of stock or any other security of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any class of stock of the Corporation, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.
                  6. The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o Daniel J. Feld, President, 308 E. 79th Street, Suite 10F, New York, New York 10021.

                  IN WITNESS WHEREOF, I have made, signed and acknowledged this Certificate of Incorporation this 10th day of June, 1987.



                                               /s/ Daniel J. Feld
                                               -------------------
                                                   Daniel J. Feld
                                                   308 E. 79th Street
                                                   Suite 10F
                                                   New York, New York  10021

                              CERTIFICATE OF CHANGE
                                       OF
                          EMPIRE SPECIALTY FOODS, INC.

         Under Section 805-A of the Business Corporation Law
                  We, the undersigned, Daniel J. Feld and Karla J. Grazier, being respectively the President and Secretary of Empire Specialty Foods, Inc., hereby certify:
                  1. The name of the corporation is Empire Specialty Foods, Inc.
                  2. The Certificate of Incorporation of such corporation was filed by the Department of State on the 12th day of June, 1987.
                  3. (a) The post office address to which the Secretary of State shall mail a copy of any process against such corporation served upon him is changed.
                           (b) In order to effect such change Paragraph 6 of the
Certificate of Incorporation of
such corporation is changed by deleting "308 E. 79th St, Suite 10F, New York, New York 10021" and inserting in lieu thereof "600 Food Center Drive, Bronx, New York 10474.
                  4. The change to the Certificate of Incorporation of such corporation was authorized by the unanimous written consent of the Board of Directors of such corporation.

                  IN WITHNESS WHEREOF we have signed this Certificate of Change on the 28th day of December, 1988, and we affirm the statements contained herein as true under penalties of perjury.


                                                        /s/ Daniel J. Feld
                                                        ------------------
                                                            Daniel J. Feld,
                                                            President


                                                        /s/ Karla J. Grazier
                                                        --------------------
                                                            Karla J. Grazier,
                                                            Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EMPIRE SPECIALTY FOODS, INC.




                Under Section 805 of the Business Corporation Law









Filer:   Schenck & Weltman
         666 Fifth Avenue
         New York, New York  10103



3715J

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EMPIRE SPECIALTY FOODS, INC.


                Under Section 805 of the Business Corporation Law



                  We, the undersigned, Daniel J. Feld and Karla J. Grazier, being respectively the President and Secretary of Empire Specialty Foods, Inc., do hereby certify and set forth:
                  1. The name of the corporation is Empire Specialty Foods, Inc.
                  2. The Certificate of Incorporation of Empire Specialty Foods, Inc. was filed by the Department of State on the 12th day of June, 1987.
                  3. The number of shares of Common Stock of the corporation authorized to be issued is being changed from 20,000 shares $1.00 par value per share to 25,000,000 shares $.001 par value per share by amending the introductory paragraph of Paragraph 4 of the Certificate of Incorporation of Empire Specialty Foods, Inc. to read in its entirety as follows:
                  4. "The aggregate number of shares which the Corporation shall have authority to issue is (i) 25,000,000 shares, of the par value of $.001 per share, designated as Common Shares (the "Common Shares") and (ii) 200 shares, of the par value of $1.00 per share, designated as Class A Participating Convertible Preferred Shares (the "Participating Preferred Shares")."
                  5. This Amendment provides for the change of each issued share of Common Stock $1.00 par value per share into one share of Common Stock $.001 par value per share. Each of the 5,546 issued shares resulting from the change are $.001 par value per share. The remaining 14,454 unissued shares are hereby changed into 24,994,454 at a rate of change 24,994,454 at a rate of change of 1 for 1,729,241317.
                  6. This amendment to the Certificate of Incorporation of Empire Specialty Foods, Inc. was authorized by the unanimous written consent, dated as of March 26, 1990, signed by the Board of Directors of such corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting duly called and held, a quorum being present throughout.
                  IN WITNESS WHEREOF, we have executed and signed this Certificate of Amendment on the 29th day of March, 1990, and we hereby affirm the statements contained herein as true under penalties of perjury.




                                                        /s/ Daniel J. Feld
                                                        ------------------
                                                            Daniel J. Feld,
                                                            President


                                                        /s/ Karla J. Grazier
                                                        --------------------
                                                            Karla J. Grazier,
                                                            Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                              SARATOGA BRANDS INC.

                Under Section 805 of the Business Corporation Law

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SARATOGA BRANDS INC.


Under Section 805 of the Business Corporation Law

FIRST:  The name of the corporation is Saratoga Brands Inc. (the "Corporation").

SECOND: The Article "FIRST" of the Certificate of Incorporation is hereby amended to read as follows:
         "FIRST:   The name of the Corporation is The Classica Group, Inc.
         (the "Corporation").

FOURTH: This Amendment to the Certificate of Incorporation of Saratoga Brands Inc. was authorized by the unanimous written consent of the Board of Directors as of July 28, 1999 signed by the Board of Directors of such Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting duly called and held on August 24, 1999.

IN WITNESS WHEREOF we have executed and signed this Certificate of Amendment on the 30th day of August, 1999.



/s/ Scott G. Halperin                           /s/ Bernard F. Lillis, Jr.
---------------------                           --------------------------
    Scott G. Halperin,                              Bernard F. Lillis, Jr.,
    Chief Executive Officer                         Secretary


STATE OF NEW JERSEY        )
                                    ):ss
COUNTY OF OCEAN            )

On this 30th day of August, 1999 before me, a Notary Public in and for said County and State, personally appeared Scott G. Halperin and Bernard F, Lillis, Jr. both known to me to be the persons whose names are subscribed to the foregoing instrument, who duly acknowledged to me that they executed the same for the purpose therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in said County and State this 30th day of August, 1999.


                                                     My commission expires: